EXHIBIT 99.1

MercadoLibre, Inc. Reports Financial Results for First Quarter 2011

* Q1'11 net income increased by 46.1% year-over-year to $14.1 million

* Items sold during Q1'11 increased by 30.7% year-over-year to 10.9 million

* Total payments transactions in Q1'11 increased by 148.8% to 2.6 million

BUENOS AIRES, Argentina, May 4, 2011 (GLOBE NEWSWIRE) -- MercadoLibre, Inc. (Nasdaq:MELI) (http://www.mercadolibre.com), Latin America's leading e-commerce technology company, today reported financial results for the first quarter ended March 31, 2011.

Marcos Galperin, President and Chief Executive Officer of MercadoLibre, Inc., commented, "We had a very strong start to 2011, as we continued to see growth across all areas of our business. During the quarter, we continued to make great progress in expanding the breadth of offering available, bringing greater simplicity and satisfaction to each user experience, and driving increased transactions on our platforms. Importantly, we continue to make investments in our platform architecture to ensure that we are competitively positioned for the future."

Financial Results Summary

MercadoLibre reported consolidated net revenues for the three months ended March 31, 2011 of $61.5 million, representing 33.8% year-over-year growth.Revenue growth was negatively impacted by the pre-sale of credit card receivables beginning in the third quarter of 2010. Had the company carried out similar pre-sales of credit card receivables during 2010, revenue growth would have been 44.4% during the first quarter of 2011 as compared to the prior year quarter.

For the three months ended March 31, 2011, items sold on MercadoLibre grew 30.7% to 10.9 million while total payments transactions through MercadoPago grew 148.8% to 2.6 million as compared to the first quarter of 2010. Gross merchandise volume for the first quarter 2011 grew 30.4% year-over-year to $954.0 million, while total payment volume grew 98.1% year-over-year to $245.2 million.

Income from operations grew 24.4% to $19.3 million in the first quarter of 2011 compared to $15.5 million in the first quarter of 2010. Operating income margin for the first quarter of 2011 was 31.4%. Growth in income from operations was also negatively impacted by the pre-sale of credit card receivables.

Net income for the three months ended March 31, 2011, was $14.1 million, representing 46.1% growth over the prior year quarter. Net income margin was 22.9% for the first quarter of 2011, compared to 20.9% for the same period last year. Earnings per share for the first quarter of 2011 were $0.32 compared to $0.22 for the prior year quarter.

Free cash flow, defined as cash from operating activities less purchases of property, equipment and intangible asset, was $12.2 million for the three months ended March 31, 2011.

The following table summarizes certain key performance metrics for the three months ended March 31, 2010 and 2011.

Three month ended March 31, (in millions)	2010	2011	%YOY
Total confirmed registered users at the end of period	44.9	55.6	23.8%
New confirmed registered users during the period	2.3	2.7	14.4%
Gross merchandise volume	$ 731.6	$ 954.0	30.4%
Items sold	8.3	10.9	30.7%
Total payments volume	$ 123.8	$ 245.2	98.1%
Total payments transactions	1.1	2.6	148.8%

Change in MercadoPago Financing Operations

Starting in the third quarter of 2010, the company began to pre-sell credit card receivables from its MercadoPago financing operations. For this reason, starting in the third quarter of 2010, MercadoPago financing revenues now represent the net amount received from financing institutions as a result of pre-selling these installments-related financing receivables. Credit card receivables are being pre-sold in order to better manage credit risk; generate increased predictability of the associated cost; and not assume any financing risk.

The following table may prove helpful to analyze the annual evolution of the company's revenue growth, as it shows consolidated net revenues since Q1 of 2009 net of MercadoPago financing cost:

Figures in US dollars	Q1 2009	Q2 2009	Q3 2009	Q4 2009	Q1 2010	Q2 2010	Q3 2010	Q4 2010	Q1 2011

Consolidated Net Revenues	32,322,501	40,901,799	50,599,276	49,020,045	45,937,774	52,510,331	55,951,378	62,316,231	61,459,668
MercadoPago Financing Costs (*)	2,330,530	3,246,008	3,927,577	3,990,072	3,383,142	3,949,545	--	--	--
Consolidated Net Revenues Net of MercadoPago Financing Costs	29,991,971	37,655,791	46,671,699	45,029,973	42,554,632	48,560,786	55,951,378	62,316,231	61,459,668

Growth % Over Prior Year	n/a	n/a	19.6%	58.2%	41.9%	29.0%	19.9%	38.4%	44.4%

(*) Included in Cost of Net Revenues and Interest Expense and Other Financial Charges.

MercadoLibre provides consolidated net revenues net of MercadoPago financing costs because it believes that such presentation is a beneficial supplemental disclosure to investors in analyzing and assessing the historical revenue growth of the company.

Conference Call and Webcast

The Company will host a conference call and audio webcast on May 4, 2011 at 4:30 p.m. Eastern Time. The conference call may be accessed by dialing (970) 315-0420 or (877) 303-7209 (Conference ID 63001762) and requesting inclusion in the call for MercadoLibre. The live conference call can be accessed via audio webcast at the investor relations section of the Company's website, at http://investor.mercadolibre.com. An archive of the webcast will be available for one week following the conclusion of the conference call.

Definition of Selected Operational Metrics

Total confirmed registered users – Measure of the cumulative number of users who have registered on the MercadoLibre Marketplace and confirmed their registration.

New confirmed registered users – Measure of the number of new users who have registered on the MercadoLibre Marketplace and confirmed their registration.

Gross merchandise volume – Measure of the total U.S. dollar sum of all transactions completed through the MercadoLibre Marketplace, excluding motor vehicles, vessels, aircraft, real estate, and services.

Items sold – Measure of the number of items sold/purchased through the MercadoLibre Marketplace.

Total payment volume – Measure of total U.S. dollar sum of all transactions paid for using MercadoPago.

Total payment transactions – Measure of the number of all transactions paid for using MercadoPago.

Operating margin – Defined as income from operations as a percentage of net revenues.

Net Income margin – Defined as net income as a percentage of net revenues.

Free Cash Flow – Defined as cash flow from operating activities less purchases of property, equipment and intangible asset.

About MercadoLibre

Founded in 1999, MercadoLibre is Latin America's leading e-commerce technology company. Through its primary platforms, MercadoLibre.com and MercadoPago.com, it provides solutions to individuals and companies buying, selling, advertising, and paying for goods online.

MercadoLibre.com serves millions of users and creates a market for a wide variety of goods and services in an easy, safe and efficient way. The site is among the top 50 in the world in terms of page views and is the leading retail platform in unique visitors in each country in which it operates according to metrics provided by comScore Networks. MercadoLibre maintains a leadership position in 12 Latin American countries. The Company is listed on NASDAQ (Nasdaq:MELI) following its initial public offering in 2007.

For more information about the company visit: http://investor.mercadolibre.com.

The MercadoLibre, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4193

Consolidated balance sheets

	March 31,	December 31,
	2011	2010
Assets	(Unaudited)	(Audited)
Current assets:
Cash and cash equivalents	$ 50,968,258	$ 56,830,466
Short-term investments	3,179,205	5,342,766
Accounts receivable, net	13,446,387	12,618,173
Funds receivable from customers	5,633,787	6,151,518
Prepaid expenses	843,908	913,262
Deferred tax assets	12,956,214	12,911,256
Other assets	7,196,704	6,867,767
Total current assets	94,224,463	101,635,208
Non-current assets:
Long-term investments	101,824,319	78,846,281
Property and equipment, net	22,672,952	20,817,712
Goodwill, net	60,480,828	60,496,314
Intangible assets, net	3,978,903	4,141,167
Deferred tax assets	2,841,633	2,975,118
Other assets	710,076	771,223
Total non-current assets	192,508,711	168,047,815

Total assets	$ 286,733,174	$ 269,683,023

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$ 17,945,181	$ 17,232,103
Funds payable to customers	52,771,717	48,788,225
Payroll and social security payable	9,775,513	10,786,534
Taxes payable	9,777,052	11,487,574
Loans payable and other financial liabilities	92,513	100,031
Dividends payable	3,530,510	--
Total current liabilities	93,892,486	88,394,467
Non-current liabilities:
Payroll and social security payable	2,513,539	2,562,343
Loans payable and other financial liabilities	166,592	188,846
Deferred tax liabilities	5,149,708	5,167,699
Other liabilities	1,905,713	1,651,398
Total non-current liabilities	9,735,552	9,570,286
Total liabilities	$ 103,628,038	$ 97,964,753

Commitments and contingencies

Shareholders' equity:
Common stock, $0.001 par value, 110,000,000 shares authorized,
44,131,966 and 44,131,376 shares issued and outstanding at March 31,
2011 and December 31, 2010, respectively	$ 44,132	$ 44,131
Additional paid-in capital	120,426,216	120,391,622
Retained earnings	84,208,680	73,681,556
Accumulated other comprehensive loss	(21,573,892)	(22,399,039)
Total shareholders' equity	183,105,136	171,718,270

Total liabilities and shareholders' equity	$ 286,733,174	$ 269,683,023

Consolidated statements of income

	Three Months Ended March 31,
	2011	2010
	(Unaudited)

Net revenues	$ 61,459,668	$ 45,937,774
Cost of net revenues	(14,331,703)	(9,893,051)
Gross profit	47,127,965	36,044,723

Operating expenses:
Product and technology development	(5,156,890)	(3,224,775)
Sales and marketing	(13,228,942)	(11,108,801)
General and administrative	(9,450,977)	(6,206,881)
Total operating expenses	(27,836,809)	(20,540,457)
Income from operations	19,291,156	15,504,266

Other income (expenses):
Interest income and other financial gains	1,873,768	794,142
Interest expense and other financial charges	(628,950)	(2,995,418)
Foreign currency gain / (loss)	(500,655)	396,972
Other income, net	20,344	--
Net income before income / asset tax expense	20,055,663	13,699,962

Income / asset tax expense	(5,998,029)	(4,079,361)
Net income	$ 14,057,634	$ 9,620,601

	Three Months Ended March 31,
	2011	2010
	(Unaudited)
Basic EPS
Basic net income per common share	$ 0.32	$ 0.22

Weighted average shares	44,131,383	44,113,595

Diluted EPS
Diluted net income per common share	$ 0.32	$ 0.22
Weighted average shares	44,147,667	44,149,700

Consolidated statements of cash flows

	Three Months Ended March 31,
	2011	2010
	(Unaudited)
Cash flows from operations:
Net income	$ 14,057,634	$ 9,620,601
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	1,541,143	946,873
Accrued interest	(575,613)	(228,151)
Stock-based compensation expense - stock options	--	61
Stock-based compensation expense - restricted shares	--	21,204
LTRP accrued compensation	1,170,710	324,607
Deferred income taxes	316,866	(407,531)
Changes in assets and liabilities:
Accounts receivable	(378,620)	(3,020,745)
Funds receivable from customers	479,325	441,399
Prepaid expenses	71,641	58,009
Other assets	(70,095)	(92,884)
Accounts payable and accrued expenses	(4,736,229)	3,840,657
Funds payable to customers	3,072,102	418,066
Other liabilities	220,113	(467,618)
Net cash provided by operating activities	15,168,977	11,454,548
Cash flows from investing activities:
Purchase of investments	(99,069,739)	(34,354,598)
Proceeds from sale and maturity of investments	80,823,544	12,723,697
Purchases of intangible assets	(73,405)	(12,865)
Purchases of property and equipment	(2,886,154)	(1,396,672)
Net cash used in investing activities	(21,205,754)	(23,040,438)
Cash flows from financing activities:
Decrease in loans payable	--	(3,213,878)
Stock options exercised	885	1,970
Net cash used in financing activities	885	(3,211,908)
Effect of exchange rate changes on cash and cash equivalents	173,684	(371,305)
Net decrease in cash and cash equivalents	(5,862,208)	(15,169,103)
Cash and cash equivalents, beginning of the period	56,830,466	49,803,402
Cash and cash equivalents, end of the period	$ 50,968,258	$ 34,634,299

Supplemental cash flow information:
Cash paid for interest	$ 13,889	$ 2,832,119
Cash paid for income and asset taxes	$ 7,898,283	$ 4,935,701

Financial results of reporting segments

	Three Months Ended March 31, 2011
	Brazil	Argentina	Mexico	Venezuela	Other Countries	Total

Net revenues	$ 34,723,195	$ 10,579,932	$ 5,234,333	$ 6,770,453	$ 4,151,755	$ 61,459,668
Direct costs	(20,075,608)	(4,427,098)	(2,716,359)	(3,069,739)	(2,100,316)	(32,389,120)
Direct contribution	14,647,587	6,152,834	2,517,974	3,700,714	2,051,439	29,070,548

Operating expenses and indirect costs of net revenues						(9,779,392)
Income from operations						19,291,156

Other income (expenses):
Interest income and other financial gains						1,873,768
Interest expense and other financial results						(628,950)
Foreign currency losses						(500,655)
Other income, net						20,344
Net income before income / asset tax expense						$ 20,055,663

	Three Months Ended March 31, 2010
	Brazil	Argentina	Mexico	Venezuela	Other Countries	Total

Net revenues	$ 26,351,472	$ 8,354,246	$ 4,469,937	$ 3,475,490	$ 3,286,629	$ 45,937,774
Direct costs	(14,862,460)	(3,945,784)	(2,800,357)	(1,914,056)	(1,723,523)	(25,246,180)
Direct contribution	11,489,012	4,408,462	1,669,580	1,561,434	1,563,106	20,691,594

Operating expenses and indirect costs of net revenues						(5,187,328)
Income from operations						15,504,266

Other income (expenses):
Interest income and other financial gains						794,142
Interest expense and other financial results						(2,995,418)
Foreign currency gains						396,972
Other income, net						--
Net income before income / asset tax expense						$ 13,699,962
CONTACT: MercadoLibre, Inc.
         Investor Relations
         Pedro Arnt
         investor@mercadolibre.com
         http://investor.mercadolibre.com